Exhibit 3.188

FILED In the office of the Secretary of State of the State of California

NOV 12 1964 FRANK M. JORDAN, Secretary of State

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Deputy
ARTICLES OF INCORPORATION
of
LOS ROBLES COMMUNITY HOSPITAL
ONE
     The name of this corporation is LOS ROBLES COMMUNITY HOSPITAL.
TWO
     THE SPECIFIC BUSINESS IN WHICH THE CORPORATION IS PRIMARILY TO ENGAGE IS:
     (aa) To conduct, operate and maintain a complete general medical and surgical hospital, together with all allied functions, services, adjuncts and units generally associated, related and connected with such general hospital functions and purposes.
OTHER INCIDENTAL PURPOSES ARE:
     (a) To purchase, acquire, own, hold, lease either as lessor or lessee, sell, exchange, subdivide, mortgage, deed in trust, plant, improve, cultivate, develop, construct, maintain, equip, operate and generally deal in any and all lands, improved and unimproved, dwelling houses, apartment houses, hotels, boarding houses, business blocks, office buildings, manufacturing works and plants, and other buildings of any kind, and the products and avails thereof, and any and all other property of any and every kind or description, real, personal and mixed, wheresoever situated, including water and water rights.
     (b) To supervise and manage all classes of properties, income bearing or otherwise, for other persons, corporations and associations; to act as agent, broker or attorney in fact, on a commission basis or otherwise, for any other person, corporation or association; to negotiate sales, leases, mortgages, deeds of trust and other encumbrances or properties of other persons, corporations and associations, real, personal and mixed wheresoever situated; and generally to
Restriction of right the [illegible] articles
Yes                                        No
John E. Sisson
John E. Sisson, Jr.
Attorneys of Law
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maintain, conduct and carry on the business of real estate agent and broker.
     (c) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.
     (d) To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.
     (e) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation,
John E. Sisson
John E. Sisson, Jr.
Attorneys at Law
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municipality, county, parish, state, territory, government or other municipal or governmental subdivision.
     (f) To become a partner (either general or limited or both) and to enter into agreements of partnership, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.
     (g) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect and to appropriate any of this corporation’s shares, bonds and/or assets to defray the costs, charges and expenses thereof.
     (h) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or
John E. Sisson
John E. Sisson, Jr.
Attorneys at Law
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persons, together with shares, rights, units or interest in, or in respect of, any trust estate, new or hereafter existing, and whether created by the laws of the State of California or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and while the owners of any of said shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.
     (i) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidence of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.
     (j) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking or as including the business purposes of a commercial bank, savings bank or trust company.
     (k) To issue bonds, notes debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured, to purchase or otherwise acquire its
John E. Sisson
John E. Sisson, Jr.
Attorneys at Law
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own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.
     (l) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases and all rights and interest therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.
     (m) To carry on any business whatsoever, either as principal or as agent or both or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or enhance the value of its property or business; to conduct its business in this state, in other states; in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.
     (n) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws as are now in effect or may at any time hereafter be amended.
     (o) To deal in shares, bonds, notes, debentures, or other securities or evidences of indebtedness, either as principal, or as agent or broker, or otherwise; and generally to maintain, conduct and carry on the business of investing,
John E. Sisson
John E. Sisson, Jr.
Attorneys at Law
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either as principal or as agent or broker, or otherwise.
     (p) To purchase, acquire, own, hold, guarantee, sell, assign, transfer, mortgage, pledge, deed in trust, or otherwise dispose of and deal in, any bonds, securities, or evidences of indebtedness created by any government, state, county, municipality, district or other governmental unit, whether domestic or foreign and whether now or hereafter organized, and while the owner thereof to exercise all the rights, powers and privileges of ownership.
     (q) To supervise and manage properties for other persons, corporations and associations, to act as agent, broker or attorney in fact for any other person, corporation or association; to negotiate sales, leases, mortgages, deeds of trust, and other encumbrances of properties of other persons, corporations and associations, real, personal and mixed, wheresoever situated; and generally to maintain, conduct and carry on the business of real estate agent and broker.
     (r) To act as agent in soliciting and receiving applications for fire, earthquake, lightning, windstorm, tornado, casualty, automobile, plate glass, fidelity, surety, boiler, elevator, sprinkler, health, accident, workmen’s compensation, liability, theft, burglary, forgery, rent, use and occupancy, marine, credit and life insurance and all other kinds of insurance; to collect premiums upon insurance; and to do such other business as may be delegated to insurance agents; and to conduct a general insurance agency and insurance brokerage business.
     (s) To acquire by purchase, lease or otherwise, lands of any and every description and leasehold estates and other interests therein; to improve and hold lands for investment purposes; to construct improvements upon lands owned by this
John E. Sisson
John E. Sisson, Jr.
Attorneys at Law
[ILLEGIBLE]
[ILLEGIBLE]

corporation or held under leasehold or otherwise; to deal in lands, buying and selling real property of any description; to deal in leasehold estates and other estates in land less than the fee thereof; to sublet real property of every kind and character, and to relet and underlet any and all such real property; to engage in the business of subdividing lands and to hire, buy, sell and deal in any and all classes of real property and improvements thereon and interests therein.
     (t) To buy, sell and deal in securities of every description, including mortgages, bonds, debentures, promissory notes, commercial paper and securities of other classes; to buy, sell and generally deal in shares and bonds of other corporations; to exchange shares or bonds, or either or both issued by this corporation for shares, bonds or other securities issued by other corporations, or for real or personal property of any kind.
     (u) To engage, generally, in the business of financing any lawful enterprise in any lawful way.
     (v) To hold for investment purposes securities of any and every description in whatsoever manner acquired; to exchange any real or personal property of this corporation for other real or personal property, including corporate shares of other corporations or bonds or other obligations thereof; and to generally deal in any and all classes of real or personal property hereinbefore mentioned.
     (w) To act as agent, factor or broker in the purchase, sale or lease of lands or property of any kind; to act as agent or broker in negotiating loans, placing bond issues, promoting and financing the construction of improvements of any description, and in selling or purchasing corporate shares, bonds, debentures or other securities.
     The foregoing statement of purposes shall be construed
John E. Sisson
John E. Sisson, Jr.
Attorneys at Law
[ILLEGIBLE]
[ILLEGIBLE]

as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.
THREE
     The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is Los Angeles County.
FOUR
     This corporation is authorized to issue only one class of shares of stock. The total capitalization shall be $75,000.00 and shall consist of 7,500 shares, each of which said shares shall have a par value of $10.00 per share.
FIVE
     No distinction shall exist between the shares of this corporation or the holders thereof.
SIX
     The number of directors of this corporation shall be three (3).
SEVEN
     The names and addresses of the persons who are appointed to act as the first directors of this corporation are:
John E. Sisson, 1489 Hampton Road, San Marino, California;
John E. Sisson, Jr., 4554 Viro Road, La Canada, California;
Alma G. Lord, 2135 Las Lunas Street, Pasadena, California.
John E. Sisson
John E. Sisson, Jr.
Attorneys at Law
[ILLEGIBLE]
[ILLEGIBLE]

EIGHT
     The shares of stock in this corporation are non-assessable.
     IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 4th day of November, 1964.

/s/ John E. Sisson

John E. Sisson

/s/ John E. Sisson, Jr.

John E. Sisson, Jr.

/s/ Alma G. Lord

Alma G. Lord
John E. Sisson
John E. Sisson, Jr.
Attorneys at Law
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STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF LOS ANGELES	)
     On this 4th day of November 1964, before me, the undersigned, a NOTARY PUBLIC in and for said County and State, residing therein, duly commissioned and sworn, personally appeared John E. Sisson, John E. Sisson, Jr., and Alma G. Lord, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.
     WITNESS my hand and official seal.

/s/ [ILLEGIBLE]

NOTARY PUBLIC in and for said County and State.

My commission expires: June 23, 1966.
(Seal)

ENDORSED FILED In the office of the Secretary of State of the State of California SEP 28 1967 FRANK M. JORDAN, Secretary of State By F. C. VOGEL Deputy
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
OF
LOS ROBLES COMMUNITY HOSPITAL
               MORRIS LINDE and JOHN E. SISSON certify:
               1. That they are the President and Secretary, respectively, of LOS ROBLES COMMUNITY HOSPITAL, a California corporation.
               2. That at a meeting of the Board of Directors of said corporation, duly held at Los Angeles, California, on September 15, 1967, the following resolution was adopted:
RESOLVED: That Article ONE of the Articles of Incorporation of this corporation be amended to read as follows:
“ONE
          “The name of this corporation is LOS ROBLES HOSPITAL.”
               3. That the shareholders have adopted said amendment by written consent. That the wording of the amended Article as set forth in the shareholders’ written consent is the same as that set forth in the directors’ resolution in paragraph “2” above.
               4. That the number of shares represented by written consent is 500 shares of common capital stock. That the total number of shares entitled to vote or consent to the amendment is 500 shares of common capital stock.

/s/ Morris Linde

Morris Linde President

/s/ John E. Sisson

John E. Sisson, Secretary
Each of the undersigned declares, under penalty of perjury, that the matters set forth in the foregoing Certificate are true and correct. Executed at Los Angeles, California, on September 15, 1967.

/s/ Morris Linde

Morris Linde

/s/ John E. Sisson

John E. Sisson

FILED OCT 3 1937
ROBERT L. HAMM, Contry Clerk

By	DARBARA BAHRMAN

Deputy Country Clerk

FILED OFFICE OF COUNTY CLERK LOS ANGELES COUNTY OCT 2 1967 Corporations Div.
John E. Sisson
John E. Sisson, Jr.
ATTORANEYS AT LAW
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ENDORSED FILED In the office of the Secretary of State of the State of California JAN 18 1979
MARCH FUNG EU, Secretary of State By JAMES E. HARRIS Deputy
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
THOMAS F. FRIST, JR., M.D. and CHARLES KOWN certify that:
1.	They are the president and the secretary, respectively, of LOS ROBLES HOSPITAL, a California corporation.

2.	Article One of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is LOS ROBLES REGIONAL MEDICAL CENTER.”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,456. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

/s/ THOMAS F. FRIST, JR.

THOMAS F. FRIST, JR., President

/s/ CHARLES KOWN

CHARLES KOWN, Secretary
     The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Nashville, Tennessee, on January 11, 1979.

/s/ THOMAS F. FRIST, JR.

THOMAS F. FRIST, JR.

/s/ CHARLES KOWN

CHARLES KOWN